Exhibit 10.2
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE WARRANT ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 3 AND 11 OF THIS WARRANT
PENWEST PHARMACEUTICALS CO.
WARRANT

Warrant No.	Dated: March ___, 2008
     PENWEST PHARMACEUTICALS CO., a Washington corporation (the “Company”), hereby certifies that, for value received, [     ], or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [     ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share as adjusted from time to time as provided in Section 9, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $3.62 (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time on or before 6:30 p.m. (New York local time) on March [     ], 2013 (the “Expiration Date”), subject to the terms and conditions set forth herein. This warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of March 5, 2008 by and among the Company and the Purchasers identified therein (the “Securities Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”
     1. Definitions. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement.
     2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof, any distribution in respect hereof and for all other purposes, absent actual notice to the contrary.
     3. Transfers. Neither this Warrant nor the Warrant Shares shall be sold or transferred unless either (i) they first shall have been registered under the Securities Act or

(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. In addition, the Holder acknowledges and agrees that this Warrant and the Warrant Shares may not be assigned or transferred in whole or in part except to an Affiliate (as defined below) of the Holder. If the assignment or transfer is to an Affiliate of the Holder, no registration or opinion of counsel shall be required and the Company shall register any such assignment or transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, and (ii) delivery by the transferee of a written statement to the Company certifying that the transferee is an Affiliate of the Holder and an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications as set forth in Section 4 of the Securities Purchase Agreement, in each case, to the Company at its address specified in the Securities Purchase Agreement. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. For the purposes of this Section 3, “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.
     4. Exercise and Duration of Warrant.
          (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time after the date hereof and through and including the Expiration Date. At 6:30 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.
          (b) The Holder may exercise this Warrant by delivering to the Company (with copies to its counsel) in accordance with the notice provisions of this Warrant (i) by surrendering this Warrant along with an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date”. The delivery by (or on behalf of) the Holder of the Exercise Notice, the Warrant and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Section 4 of the Securities Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any assignee Holder that is not a party to the Securities Purchase Agreement, such assignee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date).
          (c) Cashless Exercise.

          (i) At any time prior to and through the Expiration Date when the resale of the Warrant Shares by the Holder is not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 4(c), the number of Warrant Shares issued to the Holder shall be determined according to the following formula:

X = Y(A-B)
A

Where: X =	the number of Warrant Shares that shall be issued to the Holder;

Y = the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A = the Fair Market Value (as defined below) of one share of Common Stock; and

B = the Purchase Price then in effect.
          (ii) The Fair Market Value per share of Common Stock shall be determined as follows:
               (1) If the Common Stock is listed on a national securities exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or another nationally recognized trading system, including the OTC Bulletin Board, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (2) below).
               (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or another nationally recognized trading system, including the OTC Bulletin Board, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined in good faith by the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Holder of the Fair Market Value per share of Common Stock and furnish the Holder with reasonable documentation of the Board’s determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 4(c) shall be delayed until such determination is made and notice thereof is provided to the Holder.
          (d) Holder’s Restrictions. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination or any liability under this Section 4(c). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or such similar form, as the case may be, or (y) any other written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 4 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 4 shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
     5. Delivery of Warrant Shares.
          (a) As soon as practicable after the exercise of this Warrant (but in no event later than five business days after the Exercise Date) in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise.
          (b) This Warrant is exercisable either in its entirety or, from time to time, for a portion of the Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.
     6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any transfer agent fee or other incidental expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or any Warrant. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, if requested by the Company, customary and reasonable indemnity. If the Holder seeks a New Warrant under such circumstances, it shall also comply with such other reasonable regulations and procedures and pay such other reasonable third party costs as the Company may prescribe.

     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise in full of this Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, fully paid and nonassessable. Each of the Company and the Holder will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combines outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions. Any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
          (b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
          (c) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidence of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles) (in each case, “Distributed Property”), then, upon any exercise of the Warrant that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the kind and amount of Distributed Property which the Holder would have been entitled to receive had this Warrant been exercised immediately prior to the record date for such distribution and had the Holder thereafter, during the period from such record date to and including the Exercise Date, retained any such evidence of indebtedness, securities, rights or warrants or other assets receivable during such period, giving application to all adjustments called for during such period under this Section 9 with respect to the rights of the Holder.
          (d) Fundamental Transactions. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 9(a) or 9(c)) (collectively, a “Fundamental Transaction”), then, following such Fundamental Transaction, the Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive pursuant to such Fundamental Transaction if such exercise had taken place immediately prior to such Fundamental Transaction. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 9 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant (the “Transaction Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration, if applicable. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Transaction Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction; provided, however, that the foregoing sentence shall not apply unless the aggregate Exercise Price of this Warrant at the time of the closing of the Fundamental Transaction is less than the value of the Transaction Consideration payable with respect to this Warrant.
          (e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company; provided that such shares, upon disposition to a third party, shall then be considered outstanding.
          (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based, and deliver a copy of each such certificate to the Holder.
          (g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 10 days prior to the applicable record or effective date on which a person or entity would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.
     11. Transfer of Warrant Shares, Restrictive Legend.
          (a) The Warrant Shares shall upon issuance be subject to the restrictions on transfer set forth in Section 8 of the Securities Purchase Agreement.

          (b) The Warrant Shares deposited in the Holder’s direct registration account upon exercise of this Warrant shall be accompanied by such tags or other notifications substantially in the form of the following legends (in addition to any legends required under applicable securities laws), and any stock certificates issued to the Holder representing the Warrant Shares shall also bear substantially the following legends (in addition to any legends required under applicable securities laws):
THE SHARES REPRESENTED [BY THIS CERTIFICATE]/[HEREBY] HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.
ADDITIONALLY THE TRANSFER OF THE SHARES REPRESENTED [BY THIS CERTIFICATE]/[HEREBY] IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED MARCH 5, 2008 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 8.1 AND 8.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.
          The legends contained in this Section 11 may be removed from a certificate in accordance with Section 8.3 of the Securities Purchase Agreement.
     12. Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the NASDAQ Global Market on the date of exercise.
     13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number of the recipient of such notice specified in the Securities Purchase Agreement prior to 6:30 p.m. (New York local time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number of the recipient of such notice specified in the Securities Purchase Agreement on a day that is not a business day or later than 6:30 p.m. (New York time)

on any business day, (iii) the business day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile numbers for such notices or communications shall be as set forth in the Securities Purchase Agreement.
     14. Warrant Agent. The Company shall serve as Warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new Warrant agent. Any corporation into which the Company or any new Warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant agent shall be a party or any corporation to which the Company or any new Warrant agent transfers substantially all of its corporate trust or shareholder services business shall be a successor Warrant agent under this Warrant without any further act. Any such successor Warrant agent shall promptly cause notice of its succession as Warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     15. Miscellaneous.
          Subject to the restrictions on transfer set forth on the first page hereof and in Section 3 hereof, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor of the Company in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their respective successors and assigns.
          (a) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.
          (b) All questions concerning the construction validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocable submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and Holder hereby waive all rights to trial by jury.
          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (d) If any provision of this Warrant shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          (e) This Warrant and the Securities Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects thereof.
          (f) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

PENWEST PHARMACEUTICALS CO.
By:
Name:

FORM OF EXERCISE NOTICE
     To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)
To: Penwest Pharmaceuticals Co.
     The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Penwest Pharmaceuticals Co., a Washington corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.
1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.
Dated:                     ,
Name of Holder:
(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
     [To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                      shares of Common Stock of Penwest Pharmaceuticals Co. to which the within Warrant relates and appoints                                   attorney to transfer said right on the books of Penwest Pharmaceuticals Co. with full power of substitution in the premises.
Dated:                     ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: